Exhibit 99.1

Flux Power Announces $1.1M in New Orders for its Lithium-Ion

Forklift Battery Alternative to Lead-Acid and Q1’18 Results

Vista, CA – November 14, 2017 -- Flux Power Holdings, Inc. (OTCQB: FLUX), a developer of advanced lithium batteries for industrial applications including electric forklifts, today reported on new order activity and financial results for its fiscal 2018 first quarter ended September 30, 2017 (Q1 18). In lieu of a conference call, Flux will take and respond to investor questions in an online Q&A, details below.

Highlights:

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Order Pipeline Continues to Grow – Since its sales update conference call on October 25, 2017, Flux has received an additional $600,000 in purchase orders for its lithium-ion LiFT Pack batteries for Class 3 walkie pallet jack forklifts. This is in addition to the $500,000 previously announced. These orders are scheduled to ship during Q2 18 and Q3 18.

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Growing LiFT Pack Production – To support rising customer demand, Flux continues to increase production levels for its Class 3 walkie LiFT Packs, with a near term goal of advancing Flux’s production capabilities and working capital support in order to produce over 200 units per month.

LiFT Pack inventory increased 12% from June 30, 2017 to $1.8M as of September 30, 2017, in order to support the shipment of open sales orders, enhance Flux’s ability to respond to short-term battery replacement requirements, and to support the increase in forecasted sales.

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Class 1 & 2 Lithium Forklift Battery Development - Flux customers will begin evaluation of Class 1 packs in November, with initial commercial production targeted for Q3 18. Development of batteries for Class 2 equipment is also progressing on track and will follow that of Class 1 by a few months in order to accelerate the path to market for Flux’s Class 1 solutions.

Flux has encountered very strong interest from across the lift truck industry in a lithium-ion power solution for Class 1 & Class 2 vehicles. These vehicles require a larger, more powerful and higher priced solution than Class 3. Accordingly, the Class 1 & 2 market represents a substantially larger market and growth opportunity for Flux.

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ISO 9001 - Earlier this month Flux achieved certification to the latest ISO 9001 Quality Management System. This widely respected certification builds on Flux’s other quality and safety certifications, and underscores the Company’s long-term commitment to quality, transparency, and customer satisfaction.

Financial Results:

Q1 18 revenue rose 25% to $153,000 compared to Q4 17 revenue of $122,000 on increased shipments of LiFT Pack batteries. As anticipated, Flux’s Q1 18 revenue was well below Q1 17 revenue of $293,000, principally due to a refocus of our sales efforts and enhancement of our sales team over the past six months.

Q1 18 cost of sales declined to $298,000 compared to $468,000 in Q1 17, mainly due to lower LiFT Pack unit sales. Flux believes it has a clear roadmap for design, production and procurement initiatives to further improve product performance and margins over the next twelve months.

Selling and administrative expenses increased 8% to $687,000 in Q1 18 from $635,000 in Q1 17. Despite increases in payroll costs for new employees to support sales and production capabilities, Flux was able to partially offset those costs with decreased utilization of external consultants, engineers and legal resources.

Research & development expenses increased 63% to $478,000 in Q1 18, compared to $294,000 in Q1 17, primarily due to materials, supplies, salaries and other expenses related to active product development, including Flux’s expansion to the Class 1 and Class 2 forklift market. Research and development expenses are expected to remain significant as Flux develops a full product line for the Class 1, 2 and 3 forklift markets and works to enhance the related features and functionality.

Flux’s Q1 18 operating loss increased to $1.3M from $1.1M in Q1 17, largely due to increased operating expenses. Net Loss in Q1 18 increased to $1.45M from $1.18M in Q1 17, reflecting previously discussed issues as well as increased interest expense from increased borrowings.

Flux Financing:

Flux has funded its working capital through a combination of borrowings under a line of credit from its largest shareholder, Esenjay Investments, LLC (“Esenjay”), as well as, through private placements of common stock. The line of credit from Esenjay increased $1.5M from June 30, 2017 to $6.7M at September 30, 2017 and has a maximum borrowing amount of $10,000,000.

CEO Comments:

CEO, Ron Dutt, commented, “The material handling ecosystem has begun to deploy lithium battery technology in earnest, a fact that is confirmed by the acceleration of our LiFT Pack sales discussed today. This trend is being driven by growing appreciation of the efficiency and total cost benefits of lithium-ion forklift power. Customers are moving from the evaluation phase into the planning and budgeting required for sizeable lithium battery deployments.

“We believe Flux offers the premium lithium-ion solution in the market and a leadership position built over three years of research, piloting and approvals. We are also encouraged as the leading forklift OEMs are recognizing the role lithium-ion can play in satisfying their customers and driving their businesses.”

Flux Investor Q&A:

In light of past modest conference call participation, Flux is focusing its resources on a more direct and focused investor Q&A process:

●	Submit questions via email to flux@catalyst-ir.com or call Chris Eddy at our investor relations firm (212) 924 9800.
●	Flux will post questions and answers on its Flux blog along with social media links through its @FluxPowerIR Twitter account, referenced to $FLUX.

About Flux Power Holdings, Inc. (www.fluxpwr.com)

Flux Power develops advanced lithium-ion batteries for industrial uses, including its first-ever UL 2271 Listed lithium-ion “LiFT Pack” forklift batteries. Flux solutions utilize its proprietary battery management system and in-house engineering and product design. Flux batteries deliver improved performance, extended cycle life and lower total cost of ownership than legacy lead-acid solutions. Flux sells primarily to lift equipment OEM’s, their dealers and battery distributors. Current products include advanced battery packs for motive power in the lift equipment and airport ground support markets.

Flux Blog:	Flux Power Currents
Facebook:	FLUXPower
Twitter	Company: @FLUXpwr Investor Relations: @FluxPowerIR
LinkedIn	Flux Power

This release contains projections and other "forward-looking statements" relating to Flux’s business, that are often identified by the use of "believes," "expects" or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, the Company’s ability to timely obtain UL Listing for its products, the Company’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux’s actual results of ☒operations, financial condition and performance will not differ materially from the ☒results of operations, financial condition and performance reflected or implied by these forward-☒looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Media & Investor Relations:

Catalyst IR

Chris Eddy

212-924-9800

flux@catalyst-ir.com